Exhibit 99.1

Contact:	Scott J. Bowman
Senior Vice President &
Chief Financial Officer
(205) 942-4292

HIBBETT REPORTS FIRST QUARTER FISCAL 2018 RESULTS
•	First Quarter EPS of $0.97 in Line with Recent Business Update
•	Comparable Store Sales Decrease 4.9% in First Quarter
•	Updates Fiscal 2018 Outlook

BIRMINGHAM, Ala. (May 18, 2017) – Hibbett Sports, Inc. (NASDAQ/GS: HIBB), an athletic specialty retailer, today announced results for the first quarter ended April 29, 2017.

First Quarter Results
Net sales for the 13-week period ended April 29, 2017, decreased 2.3% to $275.7 million compared with $282.1 million for the 13-week period ended April 30, 2016.  Comparable store sales decreased 4.9%.

Gross profit was 35.6% of net sales for the 13-week period ended April 29, 2017, compared with 37.2% for the 13-week period ended April 30, 2016.  The decrease was mainly due to markdowns taken to liquidate excess and aged inventory, and de-leverage of logistics and store occupancy expenses associated with lower comparable store sales.

Store operating, selling and administrative expenses were 21.2% of net sales for the 13-week period ended April 29, 2017, compared with 19.9% of net sales for the 13-week period ended April 30, 2016.  The increase was mainly due to de-leverage associated with lower comparable store sales and continued investments in the Company's omni-channel initiative.

Net income for the 13-week period ended April 29, 2017, was $20.9 million compared with $27.9 million for the 13-week period ended April 30, 2016.  Earnings per diluted share was $0.97 for the 13-week period ended April 29, 2017, compared with $1.22 for the 13-week period ended April 30, 2016.

Jeff Rosenthal, President and Chief Executive Officer, stated, "After a double-digit decline in comparable store sales in February, trends improved in March and April with comparable store sales in the positive low to mid-single-digit range.  However, the sales shortfall in February was not fully offset, which led to a 4.9% decline in comparable store sales for the quarter.  Footwear continued to perform well with comparable store sales in the positive low single-digit range, but apparel and equipment posted negative comparable store sales.  Gross margin was also negatively affected due to markdowns taken to manage inventory, although this enabled us to reduce inventory to levels below last year.  Given the softer sales environment, we were able to keep tight controls on expenses, which helped overall profitability.

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"During the quarter, we implemented our store-to-home capability in all stores, and we are encouraged by the early results," Rosenthal continued.  "We expect to see increased benefits from this initiative going forward, as it gives our stores a great tool to improve sales and to enhance the customer experience.  Additionally, we are excited about the continued progress on our e‑commerce initiative and remain on track to launch this capability in the third quarter."

For the quarter, Hibbett opened 13 new stores, expanded four high performing stores and closed nine underperforming stores, bringing the store base to 1,082 in 35 states as of April 29, 2017.

Liquidity and Stock Repurchases
Hibbett ended the first quarter of Fiscal 2018 with $75.9 million of available cash and cash equivalents on the consolidated balance sheet, no bank debt outstanding and full availability under its $80.0 million unsecured credit facilities.

During the first quarter, the Company repurchased 748,134 shares of common stock for a total expenditure of $22.3 million.  Approximately $236.2 million of the total authorization remained for future stock repurchases as of April 29, 2017.

Fiscal 2018 Outlook
The Company is updating its guidance for Fiscal 2018 with the following changes:
•	Earnings per diluted share in the range of $2.35 to $2.55 (as reported in the recent business update), which compares with previous guidance of $2.65 to $2.85.
•	Comparable store sales in the range of negative 1.0% to positive 1.0%, which compares with previous guidance of an increase in the low single-digit range.
•	A reduction in gross margin rate of 55-75 basis points, which compares with previous guidance of a relatively flat gross margin rate compared with Fiscal 2017.

Investor Conference Call and Simulcast
Hibbett Sports, Inc. will conduct a conference call at 10:00 a.m. ET on Thursday, May 18, 2017, to discuss first quarter Fiscal 2018 results.  The number to call for the live interactive teleconference is (212) 231-2909.  A replay of the conference call will be available until May 25, 2017, by dialing (402) 977-9140 and entering the passcode, 21850159.

The Company will also provide an online Web simulcast and rebroadcast of its first quarter Fiscal 2018 conference call.  The live broadcast of Hibbett's quarterly conference call will be available online at www.hibbett.com under Investor Relations on May 18, 2017, beginning at 10:00 a.m. ET.  The online replay will follow shortly after the call and be available for replay for 30 days.

Hibbett Sports, Inc. operates athletic specialty stores in small to mid-sized markets, predominately in the South, Southwest, Mid-Atlantic and Midwest regions of the United States.  The Company's primary store format is Hibbett Sports, a 5,000-square-foot store located in strip centers and enclosed malls.

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A WARNING ABOUT FORWARD LOOKING STATEMENTS:  Certain matters discussed in this press release are "forward looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995.  Forward looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, guidance, outlook, or estimate.  For example, our forward looking statements include statements regarding earnings per diluted share, comparable store sales, product gross margin rates and merchandising initiatives.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including economic conditions, industry trends, merchandise trends, vendor relationships, customer demand, and competition.  For a discussion of these factors, as well as others which could affect our business, you should carefully review our Annual Report and other reports filed from time to time with the Securities and Exchange Commission, including the "Risk Factors," "Business" and "MD&A" sections in our Annual Report on Form 10-K filed on March 28, 2017. In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could be materially and adversely different from those we discuss or imply.  We are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

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HIBBETT SPORTS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	Thirteen Weeks Ended
	April 29, 2017	April 30, 2016
Net sales	$275,688	$282,092
Cost of goods sold, wholesale and logistics facility and store occupancy costs	177,470	177,090
Gross profit	98,218	105,002
Store operating, selling and administrative expenses	58,337	56,061
Depreciation and amortization	5,713	4,599
Operating income	34,168	44,342
Interest expense, net	66	65
Income before provision for income taxes	34,102	44,277
Provision for income taxes	13,192	16,371
Net income	$20,910	$27,906

Net income per common share:
Basic earnings per share	$0.98	$1.23
Diluted earnings per share	$0.97	$1.22

Weighted average shares outstanding:
Basic	21,316	22,780
Diluted	21,467	22,947

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HIBBETT SPORTS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	April 29, 2017	January 28, 2017
Assets
Cash and cash equivalents	$75,856	$38,958
Inventories, net	249,359	280,701
Other current assets	13,664	18,605
Total current assets	338,879	338,264
Property and equipment, net	113,313	111,634
Other assets	6,590	8,956
Total assets	$458,782	$458,854

Liabilities and Stockholders' Investment
Accounts payable	$69,922	$77,046
Short-term capital leases	603	595
Accrued expenses	24,021	18,431
Total current liabilities	94,546	96,072
Non-current liabilities	29,048	28,742
Stockholders' investment	335,188	334,040
Total liabilities and stockholders' investment	$458,782	$458,854

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HIBBETT SPORTS, INC. AND SUBSIDIARIES
Supplemental Information
(Unaudited)

	Thirteen Weeks Ended
	April 29, 2017	April 30, 2016
Sales Information
Net sales (decrease) increase	-2.3%	4.6%
Comparable store sales (decrease) increase	-4.9%	1.1%

Store Count Information
Beginning of period	1,078	1,044
New stores opened	13	17
Stores closed	(9)	(8)
End of period	1,082	1,053

Stores expanded	4	1
Estimated square footage at end of period (in thousands)	6,158	6,019

Balance Sheet Information
Average inventory per store	$230,461	$239,166

Share Repurchase Program
Shares	748,134	237,382
Cost (in thousands)	$22,337	$8,316

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